SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT

PURSUANT TO SECT 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                                 ACT OF 1934

September 24, 2014
DATE OF REPORT
 (DATE OF EARLIEST EVENT REPORTED)

LEEP, INC.
(Formerly known as Leading-Edge Earth Products, Inc.)

EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER
Oregon
 (STATE OF INCORPORATION)

93-1002429
(I.R.S. EMPLOYER)

93-67656-S
(COMMISSION FILE NUMBER)

P.O. Box 24344
Louisville, KY 40224
(Formerly 660 Fairfield Road, Montoursville, PA 17754)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

502-426-7400
REGISTRANT'S TELEPHONE NUMBER


Item 4.01. Change in Registrant's Certifying Accountant

1.On August 18, 2004, Leading Edge Earth Products, Inc. engaged JORGENSEN & CO. (formerly W. Alan Jorgensen, CPA) to audit the Company's financial statements for filing with the SEC. Subsequently, in 2007, the Company (now LEEP, Inc.) again engaged JORGENSEN & CO. TO AUDIT THE Company's financial statements for the fiscal years 2005, 2006, and 2007, which were completed in 2008. The Company has not engaged JORGENSEN & CO. again since that time. There have been no consultations related to the issues contained in Reg.
S-B Sec. 228.304(a)(2)(i) between the Company and JORGENSEN & CO.

2. JORGENSENS & CO. elected to resign as auditor for LEEP, Inc. During the period from August 18, 2004 through the date of this report, there has not been any disagreement between the Company and JORGENSEN & CO. with respect to any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission. The audit report prepared by JORGENSEN & CO. did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, other than their report was modified as to a going concern uncertainty.

3. The Company has engaged Dennis L. O'Brien, PSC certified public accountants as its certifying accountant, and to work with a new auditor to be determined, to bring its financial reporting current with the SEC.

Exhibits:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Date: September  24, 2014
By: /s/ John Nordstrom